SCHEDULE 14C
(Rule 14C-101)

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Information Statement

☐	Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2)

☒	Definitive Information Statement

ARDMORE HOLDING CORPORATION
(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

ARDMORE HOLDING CORPORATION,
9 Xing Guang Road, Zhong Bei Industrial Park
Xi Qing District, Tianjin, China 300384

August 19, 2008

To our Stockholders:

We are furnishing the attached Information Statement to the holders of shares of common stock, par value $.001 per share, of Ardmore Holding Corporation, a Delaware corporation. The purpose of the Information Statement is to notify our stockholders that on August 12, 2008, we received written consent from stockholders representing a majority of our shares of common stock taking action to adopt:

1. an Amended and Restated Certificate of Incorporation (the “New Certificate”); and

2. Amended and Restated By-laws (the “New By-laws”).

The enclosed Information Statement is being furnished to inform you that the foregoing action has been approved by the holders of not less than the minimum number of votes that would be necessary to authorize the foregoing actions at a meeting of stockholders at which all shares entitled to vote thereon were present and voted. The Board of Directors is not soliciting your proxy in connection with the adoption of the New Certificate and the New By-laws. The adoption of the New Certificate and the New By-laws will not become effective before the date which is 20 days after this Information Statement is first mailed to stockholders. You are urged to read the Information Statement in its entirety for a description of the action taken by the holders of a majority of the outstanding shares of our common stock.

The Information Statement is being mailed on or about August 20, 2008 to stockholders of record as of August 8, 2008, the record date for determining our stockholders entitled to notice of these corporate actions.

August 19, 2008	Sincerely,

/s/ Li Liu
Li Liu
Chairman of the Board, President
and Chief Executive Officer

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

ARDMORE HOLDING CORPORATION
9 Xing Guang Road, Zhong Bei Industrial Park
Xi Qing District, Tianjin, China 300384
Telephone: 86 22 2798 4033

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
OF THE SECURITIES EXCHANGE ACT OF 1934 AND RULE 14c-2 THEREUNDER
August 19, 2008

No Vote or Other Action of Ardmore ’s Stockholders is
Required in Connection with this Information Statement.

We Are Not Asking You for a Proxy and You are not Requested to send Us a Proxy.

We are sending you this Information Statement to inform you that stockholders of Ardmore holding a majority of our outstanding shares of common stock adopted on August 12, 2008, (i) our Amended and Restated Certificate of Incorporation, in substantially the form attached hereto as Annex A (the “New Certificate”), and (ii) our Amended and Restated By-laws, available as described herein (the “New By-laws”; together with the New Certificate, the “New Charter Documents”). The material amendments to our current certificate of incorporation (the “Current Certificate”) and our current by-laws (the “Current By-laws”; together with the Current Certificate, the “Current Charter Documents”) effected in connection with the adoption of the New Charter Documents are described herein.

The adoption of the New Certificate and the New By-laws will become effective approximately 20 days after the mailing of this Information Statement and after the New Certificate has been filed with the Secretary of State of the State of Delaware. The Board of Directors is not soliciting your proxy in connection with the adoption of the New Certificate or the New By-laws and proxies are not requested from stockholders.

We are distributing this Information Statement in satisfaction of any notice requirements we may have under the Delaware General Corporation Law (the “DGCL”) and as required by the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder. No dissenters’ rights under the DGCL are afforded to you as a result of the adoption of the New Certificate or New By-laws, the filing of the New Certificate or the changes effected thereby. We will pay the expenses incurred in connection with the distribution of this Information Statement

Requirements for Amendments to the Current Charter Documents

Under the DGCL and the Current Charter Documents, the adoption of the New Certificate (i.e., the amendment of the Current Certificate) requires the affirmative vote of a majority of the outstanding shares of our common stock and the adoption of the New By-laws (i.e., the amendment of the Current By-laws) requires the approval of a majority our outstanding shares present in person or by proxy at a stockholders meeting.

Section 228 of the DGCL eliminates the need to hold a meeting of stockholders to approve the amendments to the Current Certificate and Current By-laws by providing that, with specified exceptions, our stockholders may take action without a meeting of stockholders, and without prior notice, if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding voting stock holding not less than the minimum number of votes that would be necessary to approve such action at a stockholders meeting. Such section further provides that prompt notice of the taking of such action without a meeting shall be given to those stockholders who have not consented in writing, and who, if the action had been taken at a meeting, would have been entitled to vote.

In accordance with the DGCL and our Current Charter Documents, the holders of a majority of our outstanding shares of common stock have approved the adoption of the New Certificate and the New By-laws. As a result, no further vote or proxy is required by the stockholders to take such action.

Pursuant to Rule 14c-2 under the Exchange Act, the adoption of the New Certificate and the New By-laws cannot take effect until 20 calendar days after this Information Statement is sent to our stockholders. The New Certificate will become effective upon its filing with the Secretary of State of the State of Delaware, which is anticipated to be on or about September 10, 2008, or at least twenty (20) calendar days after the mailing of this Information Statement. The New By-laws will become effective upon the filing of the New Certificate.

No additional action is required by our stockholders in connection with any of these proposals. However, Section 14c of the Exchange Act requires the mailing to our stockholders of the information set forth in this information statement at least 20 days prior to the earliest date on which the corporate actions may be taken.

ADOPTION OF THE NEW CERTIFICATE

The holders of a majority of the outstanding shares of our common stock have approved the adoption of the New Certificate. We believe that the adoption of the New Certificate will make the administration of Ardmore more efficient and flexible and enhance our ability to recruit and retain directors. The New Certificate, in substantially the form to be filed with the Secretary of State of the State of Delaware, is annexed hereto as Annex A. Set forth below is a brief description of the reasons for, and the effect of, the amendments to the Current Charter and the adoption of the New Certificate.

Provision Impacted	Current Certificate	New Certificate

Name of corporation	Ardmore Holding Corporation	The New Certificate reflects our new name as “Yayi International Inc.” We believe that this name change is consistent with our acquisition of our operating business, Tianjin Yayi Industrial Co., Ltd.

Limits on the personal liability of directors for monetary damages for breaches of fiduciary duties.	Does not limit the personal liability of directors for monetary damages.
Eliminates the personal liability of directors for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by law. We believe that the adoption of this limitation will, among other things, enhance our ability to recruit qualified directors. We note that this provision may limit your and our ability to recover monetary damages from our directors if they breach their fiduciary duties.

Directors ability to amend the By-Laws.	Under the DGCL and our Current Charter Documents, only stockholders may amend the By-Laws.
Allows our Board of Directors flexibility to amend the By-Laws from time to time without seeking stockholder approval of such amendments. This new provision may allow the Board of Directors to amend the by-laws in manners that you may disagree with.

Limits on our ability to engage in specified transactions with an Interested Stockholder (i.e., generally, a stockholder holding 15% or more of the shares of a corporation).
Generally, Section 203 of the DGCL requires, with specified exceptions, that certain business transactions between an Interested Stockholder and a qualifying public corporation (i.e., a corporation that is listed on a national securities exchange or that has 2,000 or more stockholders of record) entered into during the three years following the Interested Stockholder achieving such status, be approved by the holders of 66 2/3% of the shares that are not interested in the transaction (the “Super- Majority Approval”). Because we are not a qualifying public corporation, Section 203 is not currently applicable to us and transactions between us and an Interested Stockholder in Ardmore do not require Super-Majority Approval.

Though we currently may engage in transactions with an Interested Stockholder without obtaining Super-Majority approval, we may in the future become a qualifying public corporation and become subject to Section 203. The New Certificate opts out of Section 203; thus, if we become a qualifying public corporation, we would not have to obtain Super-Majority Approval to engage in transactions with an Interested Stockholder. We believe that it is appropriate to opt out of Section 203 because Section 203 may make it more difficult to complete a transaction that may be in the stockholders’ interests. By opting out of Section 203, we may be able to engage in transactions with Interested Stockholders on terms more favorable to the Interested Stockholder than you.

The other principal changes affected by the New Certificate include without limitation:

• eliminates the reference in the Current Certificate to the corporation’s duration as perpetual inasmuch as a Delaware corporation’s duration is perpetual unless otherwise specifically provided in its certificate of incorporation.

• eliminates provisions in the Current Certificate providing that contracts or transactions between us and one or more of directors (or any entity in which they have an interest) are not void or voidable solely because of such interest or relationship. This provision has been eliminated because, among other things, it is similar to Section 144 of the DGCL.

• eliminates the need to use written ballots for the election of directors.

• eliminates the provision pertaining to the amendment of our certificate of incorporation inasmuch as amendments are governed by the DGCL.

• provides that the purposes of the corporation are to engage in any lawful act or activities for which corporations may be organized under the DGCL.

• deletes the provision with respect to the non-availability of preemptive rights - such provision is eliminated because such rights are not granted under the DGCL unless specifically granted in the certificate of incorporation and such rights were not granted in the Current Certificate.

• includes a mechanism by which we can achieve a binding compromise with a majority of our creditors and stockholders.

• reserves the right to amend, alter, change or repeal any provision in the New Certificate as permitted by law and states that the rights conferred upon stockholders by the New Certificate is subject to such reservation.

• eliminates the names of our incorporator and our initial Board of Directors and references to stock splits, reverse stock splits and other similar events because such provisions are no longer applicable and therefore not required.

• effects administrative and stylistic changes to the numbering and structure of the Current Certificate.

ADOPTION OF THE NEW BY-LAWS

The holders of a majority of our outstanding shares of common stock have approved the adoption of the New By-Laws. We believe that the adoption of the New By-laws will facilitate the administration of Ardmore. A copy of the New By-laws was filed as Exhibit 99.2 to the Current Report on Form 8-K/A we filed with the SEC on April 10, 2008. The following is a summary of the changes implemented by the adoption of the New By-Laws:

• allows us to change our fiscal year. We intend to change our fiscal year end from December 31 to October 31 so that our fiscal year matches the fiscal year of our principal operating subsidiary.

• allows us to (i) take action as may be necessary to make our shares eligible for trading via a direct registration system operated by a securities depository, including, without limitation, by authorizing uncertificated or electronic shares, subject to the DGCL and (ii) us to keep our record books open for so long as the securities are authorized for trading on any national securities exchange. Such provisions may facilitate our listing on a national securities exchange.

• allows the directors to amend the By-Laws by written consent in addition to amending by-laws at a meeting of directors.

• allows us greater flexibility in determining the number of directors and the manner in which they are elected.

• specifically authorizes us to maintain insurance for a variety of purposes, including the indemnification of directors.

• extends the maximum number of days that may elapse between the giving of a notice of a stockholders’ meeting and the date of such meeting from 50 days to 60 days.

• allows (i) special meetings of the Board of Directors to be called by, among others, one-third of the directors then in office and (ii) specifies the manner and time periods in which notices of such meetings may be given, thereby allowing such meetings to be held on an accelerated basis.

• specifically provides that our directors and officers are to be fully protected in their good faith reliance on our books and records.

• expressly permits reliance upon facsimile, e-mails, and electronic signatures of directors and officers,

• extends to not more than 60 days (from not more than 30 days) the record date for the determination of stockholders entitled, among other things, to vote at a meeting of stockholders.

• addition of a provision setting time tables for indemnitee demands for payment based upon indemnification prior to the institution of any actions against the corporation for indemnification.

• authorizes the appointment of additional officers,

• effects additional administrative and stylistic changes to the numbering and structure of the By-laws.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee, or any other person, has any substantial interest, direct or indirect, by security holdings or otherwise, in the adoption of the New Certificate or the New By-laws, which is not shared by all other stockholders, except that all the directors may benefit from the provisions limiting their personal liability for monetary damages for breaches of fiduciary duties.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, with respect to the beneficial ownership of our common stock by each: (i) holder of more than five percent (5%) of the outstanding shares of our common stock; (ii) our officers and directors; and (iii) all our officers and directors as a group. There were 25,000,000 shares of our common stock outstanding at the close of business on August 8, 2008. Unless otherwise indicated, the address of each of the persons or entity is our address, 9 XingGuang Road, ZhongBei Industrial Park, Xi Qing District, Tianjin 300384, China.

Name and Address	Shares Beneficially Owned		Percentage Owned
Li Liu (1)	15,024,725	(4)	60.1%
Feng Shek (1)	15,024,725	(4)	60.1%
Cili Yan (2)	1,000,160		4.0%
Tong Li (3)	0		_
Zhiguan Zhang (3)	0		_
Global Rock Stone Industrial Ltd.	15,024,725		60.1%
All executive officers and directors as a group	16,024,885		64.1%
__________________________________________________
(1) An executive officer and director of Ardmore.
(2) A director of Ardmore.
(3) An executive officer of Ardmore.
(4) Represents shares registered in the name of Global Rock Stone Industrial Ltd. Li Liu, our chief executive officer and Feng Shek, our Vice President, may be deemed by virtue of their ownership interests in Global Rock to have beneficial ownership of the shares reported as owned by Global Rock.

Change in Control

On June 6, 2008, we completed our acquisition of an operating company, Tianjin Yayi Industrial Co., Ltd. and a related private placement of units. The units consisted of our Series A Warrants and our 8% convertible notes due December 2009 in aggregate principal amount of $1.3 million. In connection with the acquisition and the related transactions, we issued an aggregate of 24,375,000 shares of our common stock (excluding warrants to acquire common stock). Of the 24,375,000 shares issued, 22,375,000 shares were issued to the stockholders of Charleston Industrial Ltd, the owner of Tianjin Yayi. Of such sum, 15,024,725 shares were issued to Global Rock Stone Industrial Ltd. As a result, Global Rock beneficially owns more than 60% of our common stock. We also issued Tyrant, LLC, which prior to such transactions had owned more than 50% our outstanding shares of common stock, warrants to acquire our common stock and a $250,000 note maturing in August 2008. This note is secured by Global Rock’s pledge to Tryant of 500,000 shares of our common stock. Li Liu, Feng Shek, and Cili Yan, all of whom were affiliated with Tianjin Yayi prior to the acquisition, were named as members of our board of directors and Jeff D. Jenson, Steve Markee and Alex Ferries, our directors prior to the acquisition resigned from their positions with us.

HOUSEHOLDING AND WHERE YOU CAN FIND MORE INFORMATION

The SEC has adopted rules that permit companies and intermediaries such as brokers, to satisfy the delivery requirements for information statements with respect to two or more securityholders sharing the same address by delivering a single information statement addressed to those securityholders. This process is known as “householding.”

For this Information Statement, a number of brokers with account holders who are the Company’s stockholders will be “householding” this Information Statement and the documents incorporated by reference that we are enclosing with the Information Statement. A single Information Statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the effected stockholders. Once you have received notice from your broker or from the Company that either of them will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent.

If at any time, you no longer wish to participate in “householding” and would prefer to receive separate periodic reports, or if you currently receive multiple copies of the Information Statement or other periodic reports at your address and would like to request “householding” by the Company, please notify your broker if your shares are not held directly in your name. If you own your shares directly rather then through a brokerage account, you should direct your written request directly to the Company at the above address.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are also available to the public at the Internet site maintained by the SEC at http://www.sec.gov.

You should rely only on the information contained in, or incorporated by reference as an Annex to, this Information Statement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this Information Statement is accurate as of any date other than August 8, 2008, or such earlier date as is expressly set forth herein.

NO ADDITIONAL ACTION IS REQUIRED BY OUR STOCKHOLDERS IN CONNECTION WITH ANY OF THESE PROPOSALS. HOWEVER, SECTION 14C OF THE EXCHANGE ACT REQUIRES THE MAILING TO OUR STOCKHOLDERS OF THE INFORMATION SET FORTH IN THIS INFORMATION STATEMENT AT LEAST TWENTY (20) DAYS PRIOR TO THE EARLIEST DATE ON WHICH THE CORPORATE ACTION MAY BE TAKEN.

Annex A

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

ARDMORE HOLDING CORPORATION
_____________________________________________

Under Section 245 of the
General Corporation Law of the State of Delaware

Ardmore Holding Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify that:

1. The name under which the Corporation was incorporated is Commercial Ventures Ltd. and the Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on February 12, 1986.

2. Pursuant to Sections 242 and 245 of the DGCL, this Amended and Restated Certificate of Incorporation restates and integrates and further amends the provisions of the Certificate of Incorporation of the Corporation.

3. The text of the Amended and Restated Certificate of Incorporation as heretofore amended and supplemented is hereby restated and further amended to read in its entirety as follows:

ARTICLE I

The name of the corporation is Yayi International Inc. (the “Corporation”).

ARTICLE II

The address of the Corporation’s registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the registered agent at such address is The Corporation Trust Company.

ARTICLE III

The purposes of the Corporation are to engage in any lawful act or activities for which corporations may be organized under the General Corporation Law of the State of Delaware.

ARTICLE IV

The aggregate number of shares which the Corporation shall have the authority to issue is one hundred ten million (110,000,000) shares of all classes of stock, consisting of one hundred million (100,000,000) shares of common stock, par value $.001, and ten million (10,000,000) shares of preferred stock, par value $.001. The preferred stock may be issued in one or more series, and the Board of Directors of the Corporation is expressly authorized (i) to fix the descriptions, powers, preferences, rights, qualifications, limitations, and restrictions with respect to any series of preferred stock and (ii) to specify the number of shares of any series of preferred stock.

ARTICLE V

In furtherance and not in limitation of the powers conferred by statute the board of directors is expressly authorized to adopt, amend, or repeal the by-laws of the Corporation.

ARTICLE VI

Election of directors need not be by written ballot unless the by-laws of the Corporation shall so provide.

ARTICLE VII

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

ARTICLE VIII

To the fullest extent permitted by Delaware statutory or decisional law, as amended or interpreted no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director. Any repeal or modification of the provisions of this Article VIII by the stockholders of the Corporation shall not adversely affect any right or protection of any director existing at the time of such repeal or modification.

ARTICLE IX

Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholders thereof or on the application of any receiver or receivers appointed for this Corporation under Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/ or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/ or on all the stockholders or class or stockholders of this Corporation, as the case may be, and also on this Corporation.

ARTICLE X

The Corporation hereby expressly elects that it shall not be governed by, or otherwise subject to, the provisions of Section 203 of the Delaware General Corporation Law.

4. This Amended and Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of sections 242 and 245 of the DGCL, and has been duly adopted by written consent of stockholders of the Corporation in accordance with the provisions of Section 228(a) of the DGCL.

 IN WITNESS WHEREOF, the undersigned has caused this Certificate to be signed.

ARDMORE HOLDING CORPORATION

By:
Name:
Title: